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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 1,863,000 shares of its common stock and to the incorporation by reference therein of our reports dated March 10, 2000, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in its Annual Report (Form 10-KSB and Form 10-KSB/A (Amendment No. 1)), for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


Sacramento, California                                        ERNST & YOUNG LLP
June 27, 2000